  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 1996
                                                      Registration No. 33-_____
===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                       GOODRICH PETROLEUM CORPORATION
           (Exact name of registrant as specified in its charter)

            DELAWARE                                            76-0466913
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)


                         5847 SAN FELIPE, SUITE 700
                            HOUSTON, TEXAS 77057
        (Address of principal executive offices, including zip code)

                            --------------------

            GOODRICH PETROLEUM CORPORATION 1995 STOCK OPTION PLAN
               GOODRICH PETROLEUM CORPORATION 1995 NONEMPLOYEE
                           DIRECTOR STOCK OPTION PLAN
              PATRICK PETROLEUM COMPANY 1993 STOCK OPTION PLAN
            PATRICK PETROLEUM COMPANY DIRECTORS STOCK OPTION PLAN*
                          (Full title of the plans)

                             WALTER G. GOODRICH
                                  PRESIDENT
                         5847 SAN FELIPE, SUITE 700
                            HOUSTON, TEXAS 77057
                   (Name and address of agent for service)
                               (713) 780-9494
        (Telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------
       Titles of                               Proposed Maximum      Proposed Maximum
   Securities to be        Amount to be         Offering Price           Aggregate             Amount of
      Registered            Registered            Per Unit**         Offering Price**      Registration Fee
------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.20 par value           7,970,602               $1.12             $8,927,074.24           $3,078.30
       per share
------------------------------------------------------------------------------------------------------------

* Also includes 395,000 shares issued pursuant to written stock option agreements to certain former employees and consultants of Patrick Petroleum Company.
** Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457 based on 1,370,602 shares with an exercise price of $2.25 per share, 720,000 shares with an exercise price of $.96875 per share, 250,000 shares with an exercise price of $1.065625 per share, 97,500 shares with an exercise price of $3.00 per share, 70,000 shares with an exercise price of $1.25 per share, 60,000 shares with an exercise price of $1.00 per share, 60,000 shares with an exercise price of $2.75 per share, 37,500 shares with an exercise price of $2.50 per share, 10,000 shares with an exercise price of $2.00 per share and 5,295,000 shares with an exercise price of $.78125 per share, which was the average of the high and low prices of such shares on February 16, 1996.

                              --------------------

                                  Page 1 of 12
            Exhibit Index begins on page 7 of manually signed copy.

================================================================================

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENT BY REFERENCE.

    The following, which have been filed with the Securities and Exchange Commission (the "Commission") by Goodrich Petroleum Corporation, a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

    (a) Registration Statement on Form S-4 (No. 33-58631), filed with the Commission on June 13, 1995, including the description of capital stock of the Company included therein.

    (b)  The Company's current report on Form 8-K filed on August 28, 1995.

    (c)  The Company's current report on Form 8-K filed on October 27, 1995.

    (d)  The Company's current report on Form 8-K/A filed on October 27, 1995.

    (e) The Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1995.

    All documents filed subsequent to the effective date of this Registration Statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.      DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Certificate of Incorporation of the Company, as amended, limits the liability of directors of the Company to the Company and its stockholders (in their capacity as directors but not in their capacity as officers) for monetary damages for breach of their fiduciary duty to the fullest extent permitted by Delaware law. Specifically, Delaware law provides that directors of the Company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability resulting from (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

    The Company has authority under Section 145 of the General Corporation Law of the State of Delaware to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article VI of the Company's Bylaws provides for indemnification of the Company's officers, directors, employees and agents. Article VI of the Company's Bylaws also provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.      EXHIBITS.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1 - Goodrich Petroleum Corporation 1995 Stock Option Plan (Incorporated by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-4 (File No. 33-58631)).

         4.2 - Goodrich Petroleum Corporation 1995 Nonemployee Director Stock Option Plan (Incorporated by reference to Exhibit
                  10.22 to the Company's Registration Statement on Form S-4 (File No. 33-58631)).

         4.3 - Patrick Petroleum Company 1993 Stock Option Plan (Incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-4 (File No. 33-58631)).

         4.4 - Amended and Restated Certificate of Incorporation of the Company dated August 15, 1995, and filed with the Secretary of State of the State of Delaware on August 15, 1995 (Incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report filed on Form 10-Q for the three months ended September 30, 1995).

         4.5   -  Bylaws of the Company, as amended and restated
                  (Incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report filed on Form 10-Q for the three months ended September 30, 1995).

         4.6   -  Specimen Common Stock Certificate.

         5.1   -  Opinion of Vinson & Elkins L.L.P.

        23.1   -  Consent of Independent Accountants (KPMG Peat Marwick LLP).

        23.2   -  Consent of Independent Accountants (Deloitte & Touche LLP).

        23.3   -  Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1).

        24     -  Power of Attorney (included on the signature page of this
                  Registration Statement).

ITEM 9.      UNDERTAKINGS.

    The undersigned Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON FEBRUARY 1, 1996.

                                        GOODRICH PETROLEUM CORPORATION

                                               /s/ WALTER G. GOODRICH
                                        By:____________________________________
                                               Walter G. Goodrich, President
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below appoints Walter G. Goodrich and Roland Frautschi, and each of them, any of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                     Signature                                Title                             Date
                     ---------                                -----                             ----




                   /s/ WALTER G. GOODRICH         President and Chief Executive            February 1, 1996
             -----------------------------             Officer and Director
                   Walter G. Goodrich              (Principal Executive Officer)


                /s/ ROLAND L. FRAUTSCHI             Vice President and Chief               February 1, 1996
             ----------------------------               Financial Officer
                Roland L. Frautschi               (Principal Financial Officer)


               /s/ GLYNN E. WILLIAMS, JR.               Vice President                     February 1, 1996
             ----------------------------          (Principal Accounting Officer)
               Glynn E. Williams, Jr.


                    /s/ U.E. PATRICK                    Chairman of the Board              February 1, 1996
             ----------------------------                    (Director)
                    U.E. Patrick


                   /s/ HENRY GOODRICH                         Director                     February 1, 1996
             ----------------------------
                   Henry Goodrich

                                                              Director                     February 1, 1996
             ----------------------------
              Arthur A. Seeligson, III



                                                             Director                     February 1, 1996
              ----------------------------
                  Jeff H. Benhard

                                                             Director                     February 1, 1996
              ----------------------------
                   Sheldon Appel

                                                             Director                     February 1, 1996
              ----------------------------
                  J. Michael Watts

                                                             Director                     February 1, 1996
              ----------------------------
                  Basil M. Briggs

                                                             Director                     February 1, 1996
              ----------------------------
                  James R. Jenkins

                                                             Director                     February 1, 1996
              ----------------------------
                   Wayne G. Kees

                                                             Director                     February 1, 1996
              ----------------------------
                   John C. Napley

                                                             Director                     February 1, 1996
              ----------------------------
                Benjamin F.  Edwards, II

                                EXHIBIT INDEX

                                                                                           Sequential
                                                                                            Page No.
                                                                                           ----------

4.1    -   Goodrich Petroleum Corporation 1995 Stock Option Plan
           (Incorporated by reference to Exhibit 10.21 to the Company
           Registration Statement on Form S-4 (File No. 33-58631)).

4.2    -   Goodrich Petroleum Corporation 1995 Nonemployee Director Stock
           Option Plan (Incorporated by reference to Exhibit 10.22 to the
           Company's Registration Statement on Form S-4 (File No. 33-58631)).

4.3    -   Patrick Petroleum Company 1993 Stock Option Plan (Incorporated
           by reference to Exhibit 10.11 to the Company's Registration
           Statement on Form S-4 (File No. 33-58631)).

4.4    -   Amended and Restated Certificate of Incorporation of the
           Company dated August 15, 1995, and filed with the Secretary of
           State of the State of Delaware on August 15, 1995 (Incorporated by
           reference to Exhibit 3.1 of the Company's Quarterly Report filed on
           Form 10-Q for the three months ended September 30, 1995).

4.5    -   Bylaws of the Company, as amended and restated (Incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report filed on Form 10-Q for the three months ended September 30,
           1995.

4.6    -   Specimen Common Stock Certificate.

5.1    -   Opinion of Vinson & Elkins L.L.P.

23.1   -   Consent of Independent Accountants (KPMG Peat Marwick LLP).

23.2   -   Consent of Independent Accountants (Deloitte & Touche LLP).

23.3   -   Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1).

24     -   Power of Attorney (included on the signature page of this
           Registration Statement).